                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_] Preliminary Proxy Statement                              [_] Confidential, for Use of the Commission Only (as
                                                                   permitted by Rule 14a-6(e)(2))
  [_] Definitive Proxy Statement

  [X] Definitive Additional Materials

  [_] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                       Frank Russell Investment Company
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

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  (2)  Aggregate number of securities to which transaction applies:

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  (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4)  Proposed maximum aggregate value of transaction:

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  (5)  Total fees paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

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  (2)  Form, Schedule or Registration Statement No.:

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  (3)  Filing Party:

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  (4)  Date Filed:

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


                            King Mutual Fund Services
                                Telephone Script

                        FRANK RUSSELL INVESTMENT COMPANY

Introduction
------------
Hello, Mr./Mrs. (Shareholder). I am calling with regard to your investment in the Frank Russell Investment Company Funds. My name is ________________ and I'm a proxy representative with D.F. King & Co. calling at the request of Frank Russell Investment Company. We're currently contacting shareholders of the Funds to assist in getting the necessary proxy votes for the shareholder meetings scheduled for October 3, 2003. Did you receive the materials from the fund?

     If not, then help the shareholder obtain the material he requires. If a NOBO, give them the 800# and have them call back when they receive. If registered, we will send the materials directly. In either case, make sure the address is correct, make any necessary corrections, and code the disposition as "14" or "15".

Are you familiar with the proposals?  Do you have any questions?

     Take time to answer all questions carefully. Do not give advice. Remind the shareholder that his/her Board of Trustees has recommended that he/she vote in favor of the proposals Most questions can be addressed by referring to the proxy statement and reading the appropriate sections.

At your earliest convenience, please vote by signing and dating the proxy cards you received, and returning them in the envelope provided. If you prefer, you can also vote by facsimile, internet or touch-tone telephone by following the instructions on your proxy voting cards. Otherwise, if you'd like, I can record your vote over the telephone right now. Okay?

     Allow the person to give you a response. If the person says he/she has already sent in the proxy card, do not ask how he/she voted.

Here is how we will proceed. I will record this phone call. I will ask you for your name, your address and the last 4 digits of your social security number (or Tax Identification Number if shares are registered to an entity). Finally, I will confirm that you have received the proxy materials. Then I will take your vote. Within 72 hours, you will be mailed a letter confirming your vote, which will tell you how to make any changes you wish. Are you ready?

Begin the Vote
--------------
At this time, I'll begin recording the call. First, I'll reintroduce myself. My name is __________, calling from D.F. King & Co., Inc. on behalf of Frank Russell Investment Company. Today's date is __________ and the time is
__________.

May I please have your full name? If shareholder is an entity, may I please have your title? Can you confirm that you are authorized to direct the voting of these Frank Russell Investment Company Fund shares?

May I please have your address?

May I have the last 4 digits of your social security number? (If shareholder is an entity, ask for Tax Identification Number)

Input the last 4 digits of the SSN. You may not proceed without this information. If the shareholder refuses to give this information, explain that it is for security purposes only, to assure that only the proper person can vote his shares. However, if the shareholder continues to resist, you have no choice but to politely end the call.

Have you received the proxy materials?

Actual Voting
-------------
The Board of Trustees of the Fund is asking you to consider proposals which they have studied carefully. They recommend that you vote in favor each proposal. Would you like to vote in favor of each proposal as recommended by your Board?

     If you are required to read the proposal individually, end each proposal by saying, "Your Board recommends that you vote in favor. How would you like to vote?" For most proposals, the valid responses are

                           F = For proposal.
                           A = Against proposal.
                           B = Abstain.

     For Director voting, the only valid responses are:

                           F = For at least one or more of the nominees. W = Withhold authority for all nominees.

Closing
-------
I have recorded your votes. You have voted __________. Is that correct? As your voting agent I will execute a written proxy in accordance with your instructions and forward it onto the fund. In the next 72 hours, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter. Thank you for your time.

                        FRANK RUSSELL INVESTMENT COMPANY
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                            Answering Machine Message
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Hello, this message is being left on behalf of your investment in the Frank
Russell Investment Company. You should have recently received proxy materials in the mail concerning the Special Shareholders Meetings to be held on October 3, 2003.

After reviewing the mailing information and at your earliest convenience, please sign, date, and return the proxy card in the postage paid envelope provided. If you prefer, you can also vote by facsimile, Internet or touch-tone telephone by following the instructions included on the proxy card.

If you have any questions regarding the information that you are being asked to consider or need new proxy materials, please call our proxy solicitor D.F. King & Co., Inc. at 1-800-628-8510.

Thank you for your consideration.